Exhibit 1.1

UNDERWRITING AGREEMENT

February [●], 2018

The Benchmark Company, LLC

As Representative of the Underwriters named on Schedule 1 attached hereto
150 East 58th St, 17th Floor

New York, NY 10155

Ladies and Gentlemen:

The undersigned, Biofrontera AG, a German stock corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with The Benchmark Company, LLC (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of American Depositary Shares.

1.1         Firm ADSs.

1.1.1             Nature and Purchase of ADSs.

(i)                 On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, an aggregate of [●] American Depositary Shares, each representing two (2) ordinary shares, nominal value €1.00 per share (the “Ordinary Shares”), of the Company (the “Firm ADSs”). As used herein, “ADSs” means American Depositary Shares each representing two (2) Ordinary Shares. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares.”

(ii)               The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm ADSs set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[●] per Firm ADS (i.e., 100% of the per Firm ADS offering price) or its equivalent in Euros, as provided in the ICBC Certificate (as defined in Section 1.1.2 below). The Firm ADSs are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 below).

(iii)              The Firm ADSs and the Option ADSs (as defined in Section 1.2.1 below) will be issued pursuant to the Deposit Agreement, dated as of [●], 2017, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and each holder and beneficial owner of ADSs issued thereunder (the “Deposit Agreement”).

The Company hereby confirms its engagement of Dawson James Securities, Inc. (“Dawson”) as, and Dawson hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter,” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Firm ADSs. Dawson, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” Aside from its relative portion of the underwriting discounts and commissions set forth on the cover page of the Prospectus (as defined below), the Company and Dawson agree that Dawson will not receive any additional fees for serving as qualified independent underwriter in connection with the offering.

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1.1.2           Firm ADSs Payment and Delivery Procedures.

(i)                Delivery and payment for the Firm ADSs shall be made at 10:00 a.m., Eastern time, on [●], 2018 (the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective, or this Agreement is entered into, after 4:30 p.m., Eastern time)) or at such other time as shall be agreed upon by the Representative and the Company, at the offices of Schiff Hardin LLP, 901 K Street, NW, Suite 700, Washington, DC 20001 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm ADSs is called the “Closing Date.”

(ii)         The delivery and payment for the Firm ADSs shall be as follows:

(1)         No later than one (1) Business Day prior to the Closing Date:

(a)	Lang & Schwarz shall deliver the Firm Shares representing the Firm ADSs, to The Bank of New York Mellon SA/NV, the custodian (the “Custodian”) of the Depositary;

(b)	Promptly upon receipt from Lang & Schwarz of the Firm Shares representing the Firm ADSs, the Custodian shall confirm in writing the receipt of such shares; and

(c)	the Company shall make a wire payment in Federal funds to the Representative’s clearing firm, Industrial and Commercial Bank of China (“ICBC”), of an amount representing (i) a cash fee of 8% of the Firm ADS offering price, and (ii) a non-accountable expense allowance of 1% of the Firm ADS offering price (together, the “Representative Fees”), which fees shall be held in an account at ICBC for the benefit of the Representative; provided, however, that the Representative shall cause the Representative Fees to be immediately returned and paid, via a wire payment in Federal funds, to the Company if the closing of the issuance and sale of the Firm ADSs does not occur within two (2) Business Days of ICBC’s receipt of the Representative Fees.

(2)          On the Closing Date, the following shall occur in the following order:

(a)	the Representative shall deliver a certificate to Lang & Schwarz with respect to the payment of the purchase price for the Firm ADSs, in the form attached hereto as Exhibit C (the “Representative Certificate”);

(b)	Lang & Schwarz shall release the Firm Shares delivered to the Custodian pursuant to Section 1.1.2(ii)(1)(a) above to enable the Depositary to create the Firm ADSs;

(c)	the Depositary shall deliver the certificates representing the Firm ADSs in book-entry form through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters. The Firm ADSs shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) Business Day (as defined below) prior to the Closing Date; and

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(d)	immediately upon its receipt of the Firm ADSs, (x) the Representative shall initiate, to the order of Lang & Schwarz, a wire transfer payment of the full purchase price for the Firm ADSs in Federal (same day) funds in U.S. dollars (or its equivalent in Euros, as provided in the Representative Certificate) and (y) the Company shall, after Lang & Schwarz receives a confirmation of the wire payment in Federal funds (by means of a federal wire ID number and other applicable supporting information) of full proceeds for the Firm ADSs from ICBC, initiate the following wire transfer payments in Federal (same day) funds: (I) to the Representative, an amount representing underwriting expenses set forth in Section 3.11 of this Agreement, and (II) to the Representative Counsel, an amount representing such counsel’s legal fees and expenses as set forth in Section 3.11 of this Agreement.

As used herein, the term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York or in Germany.

1.2         Over-allotment Option.

1.2.1             Option ADSs. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm ADSs, the Company hereby grants to the Underwriters an option to purchase up to [●] additional ADSs, representing fifteen percent (15%) of the Firm ADSs sold in the offering, from the Company (the “Over-allotment Option”). Such [●] additional ADSs are hereinafter referred to as “Option ADSs.” The purchase price to be paid per Option ADS shall be equal to the price per Firm ADS set forth in Section 1.1.1 hereof. The Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares” and the Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The Firm ADSs, the Option ADSs and the Shares represented by the Firm ADSs and Option ADSs are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

1.2.2             Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option ADSs within forty-five (45) days after the Effective Date. The Underwriters shall not be under any obligation to purchase any Option ADSs prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission from the Representative to the Company setting forth the number of Option ADSs to be purchased and the date and time for delivery of and payment for the Option ADSs (the “Option Closing Date”), which shall not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel, or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option ADSs does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option ADSs, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option ADSs specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option ADSs then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3             Payment and Delivery. The delivery and payment for the Option ADSs shall be made on the Option Closing Date as follows:

(1)         Prior to the Option Closing Date:

(a)	Promptly upon receipt of a notice of the Over-allotment Option exercise from the Representative, Lang & Schwarz shall deliver the Options Shares representing the Option ADSs specified in such notice, to the Custodian of the Depositary;

(b)	Promptly upon receipt from Lang & Schwarz of the Option Shares representing such Option ADSs, the Custodian shall confirm in writing the receipt of such shares; and

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(c)	the Company shall make a wire payment in Federal funds to the Representative’s clearing firm, ICBC, of an amount representing a cash fee of 8% of the Option ADSs offering price (the “Representative Option Fees”) which fees shall be held in an account at ICBC for the benefit of the Representative, provided, however, that the Representative shall cause the Representative Option Fees to be immediately returned and paid, via a wire payment in Federal Funds, to the Company if the closing of the issuance and sale of the Option ADSs does not occur within two (2) Business Days of ICBC’s receipt of the Representative Option Fees.

(2)         On the Option Closing Date, the following shall occur in the following order:

(a)	the Representative shall deliver the Representative Certificate to Lang & Schwarz with respect to the payment of the purchase price for the Option ADSs;

(b)	Lang & Schwarz shall release the Option Shares delivered to the Custodian pursuant to Section 1.2.3(1)(a) above to enable the Depositary to create the Option ADSs;

(c)	the Depositary shall deliver the certificates representing the Option ADSs in book- entry form through the facilities of the DTC for the account of the Underwriters. The Option ADSs shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) Business Day prior to the Option Closing Date; and

(d)	immediately upon its receipt of the Option ADSs, the Representative shall initiate, to the order of Lang & Schwarz, a wire transfer payment of the full purchase price for the Option ADSs in Federal (same day) funds in U.S. dollars (or its equivalent in Euros, as provided in the Representative Certificate).

The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “ Closing Date ” shall refer to the time and date of delivery of the Firm ADSs and Option ADSs.

1.3          Share Lending Arrangements. The parties hereto agree that to facilitate the orderly closing(s) of the offering of the Firm ADSs and the Option ADSs, as applicable, in light of certain German registration requirements applicable to the Shares to be issued in connection therewith, the following shall apply: the Shares, immediately prior to and concurrent with the consummation of the offering of the Firm ADSs and the Option ADSs, as applicable, and the time of delivery of the Firm ADSs and the Option ADSs, as applicable, against payment may be based on Ordinary Shares temporarily lent by a certain shareholder of the Company to Lang & Schwarz Broker GmbH (“Lang & Schwarz”), as service provider for the Company, pursuant to the terms of a share lending agreement, substantially in the form attached hereto as Exhibit D (the “ADS Share Loan Agreement”), between such shareholder and Lang & Schwarz. As between the Company and the Underwriters, the Company shall bear all responsibility with respect to the completion of the actions contemplated in the ADS Share Loan Agreement.

2.             Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the Applicable Time (as defined in Section 2.1.1 below), as of the Closing Date and as of any Option Closing Date, if any, as follows:

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2.1         Filing of Registration Statement.

2.1.1             Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form F-1 (File No. 333-222546), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments at the time each was filed with the Commission, complied in all material respects with the requirements under the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain on the Closing Date and any Option Closing Date all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A under the Securities Act Regulations (the “Rule 430A Information”)) is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) under the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the (date hereof).

Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated [●], that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means [●] [a]/[p].m., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2             Pursuant to the Exchange Act.  The ADSs are registered pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.1.3             Registration of ADSs. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (No. 333-222713) and a related prospectus for registration under the Securities Act of ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereinafter be required. The registration statement on Form F-6 for registration of the ADSs, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended are hereinafter called the “ADS Registration Statement.” The Form F-6 was declared effective under the Securities Act on [●], and (i) no stop order preventing or suspending the effectiveness of the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission, and (ii) all of the Firm ADSs and Option ADSs are registered pursuant to the ADS Registration Statement.

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2.2         Stock Exchange Listing. The ADSs are approved for listing on The Nasdaq Capital Market (the “NasdaqCM”), subject only to official notice of issuance. The Ordinary Shares are traded on the Frankfurt Stock Exchange (the “FSE”) under the stock trading symbol “B8F.” The Company has taken no action designed to, or likely to have the effect of, terminating such approval from NasdaqCM or delisting of the Ordinary Shares from the FSE, nor has the Company received any written notification that the NasdaqCM or the FSE is contemplating terminating such approval or listing, as applicable.

2.3         No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4         Disclosures in Registration Statement.

2.4.1            Compliance with Securities Act and 10b-5 Representation.

(i)                 Each of the Registration Statement, the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements under the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements under the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)               None of the Registration Statement, the ADS Registration Statement, nor any amendment thereto, at each time of effectiveness, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain, as applicable, any untrue statement of a material fact or omitted, omits or will omit, as applicable, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)               The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative or by or on behalf of the Underwriters expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the disclosure contained in the following subsections of the “Underwriting” section of the Prospectus: (i) the introductory paragraph; (ii) the subsection “Discounts, Commissions and Expenses,” (iii) the subsection “Stabilizing Transactions and Penalty Bids,” (iv) the subsection “Electronic Offer, Sale and Distribution of ADSs, and (v) the subsection “Conflicts of Interest” (the “Underwriters’ Information”); and

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(iv)               Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2            Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any Subsidiary is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) that is material to the Company’s business, has been duly authorized and validly executed by the Company or the relevant Subsidiary is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (w) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (x) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws or other applicable law, (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (z) as such enforceability may be limited by the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights. None of such agreements or instruments has been assigned by the Company or the relevant Subsidiary, as applicable, and neither the Company nor such Subsidiary, to the Company’s knowledge, any other party is in default of the Company or such relevant Subsidiary or to its knowledge the other party thereto thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for any such default that would not have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or results of operations of the Company taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”). Performance by the Company or the relevant Subsidiary of the provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or such Subsidiary or any of the Company’s or such Subsidiary’s assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations, except for a violation which would not reasonably be expected to have a Material Adverse Effect.

2.4.3             Prior Securities Transactions. No securities of the Company have been sold by the Company or to the knowledge of the Company by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4             Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such material regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.5         Changes after Dates in Registration Statement.

2.5.1             No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company; (ii) there have been no material transactions entered into by the Company outside the ordinary course of business, other than as contemplated pursuant to this Agreement; and (iii) no member of the management board or supervisory board of the Company has resigned from any position with the Company.

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2.5.2             Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any equity securities other than securities issued due to exercise or conveyance or exchange of Company's unregistered options pursuant to its equity incentive plan(s) existing at such time or warrant or option bonds, or incurred any material liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6           Independent Accountants. Warth & Klein Grant Thornton AG Wirtschaftsprüfungsgesellschaft (the “Auditor”) that has certified certain financial statements of the company, and delivered its report with respect to the audited financial statements and schedules included in the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning applicable rules and regulations adopted by the Commission, the applicable published rules and regulations thereunder and the rules of the U.S. Public Company Accounting Oversight Board.

2.7           Financial Statements, etc. The consolidated financial statements, including the notes thereto and any supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the notes thereto and any such supporting schedules, present fairly in all material respects, the financial position of the Company and its subsidiaries as of the dates shown and the results of their operations and their cash flows for the periods shown, in conformity with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board, applied on a consistent basis and the schedules, if any, included in the Registration Statement present fairly in all material respects the information required to be stated therein. The Company does not have any material liabilities or obligations, direct or contingent, not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. There are no financial statements that are required to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not included as required. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its subsidiaries, or, other than in the course of business any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.8           Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein, subject to change in the event of share issuances due to (i) the exercise of (unregistered) options pursuant to the Company's equity incentive plan(s) existing at such time and exercise, conversion or exchange of warrants or option bonds and (ii) the German preemptive rights offering described in the Registration Statement, Prospectus and Pricing Disclosure Package. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have, following the completion of the Company’s capital increase carried out in connection with the transactions contemplated by this Agreement and repayment of Ordinary Shares to the lender under the ADS Share Loan Agreement, the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any Ordinary Shares or ADSs or any security convertible or exercisable into Ordinary Shares or ADSs, or any contracts or commitments to issue or sell Ordinary Shares, ADSs or any such options, warrants, rights or convertible securities.

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2.9          Valid Issuance of Securities, etc.

2.9.1             Outstanding Securities. All issued and outstanding equity securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any equity security of the Company or similar contractual rights granted by the Company. The authorized Ordinary Shares and the ADSs conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered or qualified under the Securities Act and the applicable foreign or state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration or qualification requirements.

2.9.2             Securities Sold Pursuant to this Agreement. Upon due issuance by the Depositary of the ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the ADS Share Loan Agreement and the Deposit Agreement, such ADSs will be duly and validly issued, fully paid and non-assessable, freely transferable to and for the account of the Underwriters, and the persons in whose name the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADSs have been duly authorized for issuance and sale and, when issued and paid for and delivered as provided herein, will be validly issued, fully paid and non-assessable and will be issued in compliance with all applicable securities laws. The Ordinary Shares to be issued by the Company in its capital increase undertaken in connection with the Offering have been duly authorized for issuance and sale and, when subscribed, paid for and registered with the Commercial Register and delivered as provided herein and in the ADS Share Loan Agreement, will be validly issued, fully paid and non-assessable and will be issued in compliance with all applicable securities laws. The holders of the ADSs and the Ordinary Shares to be issued by the Company in its capital increase undertaken in connection with the Offering are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares and the ADSs are not and will not be subject to the rights of first refusal, preemptive or registration rights of any holders of any security of the Company or similar contractual rights granted by the Company, except as have been duly waived; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares and the ADSs has been duly and validly taken. The Ordinary Shares and the ADSs conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.10         Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any equity securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such equity securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed thereunder by the Company.

2.11        Validity and Binding Effect of Agreements. Each of this Agreement and the Deposit Agreement each has been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state or foreign securities laws; (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iv) as such enforceability may be limited by the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

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2.12        No Conflicts, etc. The execution, delivery and performance by the Company of each of this Agreement, the Deposit Agreement and all ancillary documents required to be executed by the Company pursuant thereto, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any material agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Articles of Association (as the same may be amended or restated from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (“EMA”), or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA or the EMA), except, in the case of clause (i) and (iii), for any such breach, conflict, default, lien, charge encumbrance or violation that would not have or reasonably be expected to result in a Material Adverse Effect.

2.13         No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder, except for any such default that would not have a Material Adverse Effect on the Company. The Company is not in violation of any term or provision of its Charter, or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, except, in the case of such franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, for any such violation that would not have or reasonably be expected to result in a Material Adverse Effect.

2.14        Corporate Power; Licenses; Consents.

2.14.1           Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all Governmental Entities that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus except for a failure that would not have or reasonably be expected to result in a Material Adverse Effect.

2.14.2           Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any Government Entity is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.15         D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the members of the management board and supervisory board of Company immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company and principal shareholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.25 below), provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.16         Litigation; Governmental Proceedings. There is no material action, suit, proceeding, arbitration, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any members of the management board or supervisory board of the Company which is required to be disclosed but has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the listing of the ADSs on the NasdaqCM and that has not been disclosed. Without limitation of the foregoing, and to the knowledge of the Company, there is not pending or threatened, any investigation by the Commission, or Federal Financial Supervisory Authority of Germany involving the Company, or any current or former member of the management board or supervisory board of the Company or any of its subsidiaries.

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2.17         Good Standing. The Company has been duly organized and is validly existing as a German Stock corporation under the laws of the Germany as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify, singularly or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect.

2.18         Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

2.19         Transactions Affecting Disclosure to FINRA.

2.19.1           Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or to its knowledge any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its insiders that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

2.19.2           Payments within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as otherwise disclosed to the Underwriters in writing (which may include by means of e-mail), and except as delivered to Lang & Schwarz, the Company has not made, nor has it committed to make, any direct or indirect payments (in cash, securities or otherwise) to: (i) any person as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering or was previously disclosed to the Representative.

2.19.3           Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein as described in Registration Statement, Pricing Disclosure Package or Prospectus.

2.19.4           FINRA Affiliation. To its knowledge, there is no (i) member of the management board or supervisory board of the Company (other than John Borer), (ii) beneficial owner of 5% or more of any class of the Company’s equity securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the initial filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.19.5           Information. All information provided by the Company to the Representative or Representative Counsel in connection with Representative’s filings with FINRA under FINRA Rule 5110, including, without limitation, in any FINRA Questionnaire and representation letter, is true, correct and complete in all material respects.

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2.20         Foreign Corrupt Practices Act. Neither the Company nor to the Company’s knowledge, any member of the management board or supervisory board of the Company, agent, employee or affiliate of the Company or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that would reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding including, without limitation, under the Foreign Corrupt Practices Act of 1977 (“FCPA”), as amended. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

2.21         Compliance with OFAC. Neither the Company nor to the Company’s knowledge, any ) member of the management board or supervisory board of the Company, agent, employee or affiliate of the Company or any other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.22         Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.23         Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or Representative Counsel pursuant hereto shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24         Regulatory. All preclinical and clinical studies conducted by or on behalf of the Company that are material to the Company are or have been adequately described in the Registration Statement, the Pricing Disclosure Package and the Prospectus in all material respects. The clinical and preclinical studies conducted by or on behalf of the Company that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus were and, if still ongoing, are, to the Company’s knowledge, being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted. The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any clinical study the aggregate results of which call into question the results of any clinical study conducted by or on behalf of the Company that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA or the EMA, or any other Governmental Entity, imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received any written notices or statements from the FDA or the EMA or any other Governmental Entity to the effect that, and otherwise has no knowledge that (i) any investigational new drug application for potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; or (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, modified or limited.

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2.25         Lock-Up Agreement.  The Company has caused the Company’s Chief Executive Officer to deliver to the Representative executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.26         Subsidiaries. The Company’s direct and indirect subsidiaries are each set forth in the Registration Statement.

2.27         Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.28         Supervisory Board. There is and has been no failure on the part of the Company or any member of the Company’s supervisory board and management board and officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and the listing rules of Nasdaq Stock Market LLC and FSE, including Section 402 of the Sarbanes-Oxley Act related to loans, except for such noncompliance which is permitted due to requirements of the laws of the Federal Republic of Germany.

2.29         Sarbanes-Oxley Compliance. The Company is in compliance with the provisions of Sarbanes-Oxley and all Exchange Act Regulations that are applicable to it as of the date of this Agreement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. Since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, (a) the Company has not been advised in writing of: (i) any significant deficiencies and/or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (b) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.30         No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.31         Absence of Labor Disputes; Compliance with Labor Laws. No material labor dispute with the employees or third-party contractors (including the Company’s single unaffiliated contract manufacturer of Ameluz) (the “Contract Manufacturer”) of the Company or any of its Subsidiaries, exists, or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company and its Subsidiaries, including, to the best of the Company’s knowledge, the Contract Manufacturer, that would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries are in material compliance with all applicable labor laws and regulations, and no governmental proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is threatened.

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2.32         Intellectual Property Rights. The Company owns or possesses the valid right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, trade secrets and similar intellectual property rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any written notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Without limiting the foregoing, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others. To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights. The Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights. The Company does not know of any breaches by the Company of the license agreements with respect to Intellectual Property Rights to which the Company or any Subsidiary is a party. To the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any third party that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, in each case other than any violation that would not reasonably be expected to have a Material Adverse Effect.

2.33         Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient in all material respects for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect of taxes.

2.34         ERISA Compliance. The Company is not subject to the Employee Retirement Income Security Act of 1974, as amended, or the regulations and published interpretations thereunder.

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2.35         Compliance with Laws. The Company (A) is in compliance, and has not received notice that the Contract Manufacturer is not in compliance, with all applicable statutes, rules, or regulations applicable to the ownership, research, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) has not, and has not received notice that the Contract Manufacturer has, received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from the FDA or the EMA or any other Governmental Entity alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses, and has not received notice that the Contract Manufacturer does not possess, all material Authorizations for conducting its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such Authorizations are valid and in full force and effect and is not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any operation or activity by the Company or the Contract Manufacturer is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, action, suit, proceeding or investigation; (E) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that any such Governmental Entity is considering such action; and (F) has, and has not received notice that the Contract Manufacturer has not, filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations to conduct its current business and that all such reports, forms, documents, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). The Company has not received notice

2.36         Ineligible Issuer. As of the time of filing of the Registration Statement, as of the date of this Agreement and as of the Closing Date or any Option Closing Date, the Company was not, is not, and will not be, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

2.37         Foreign Private Issuer. The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act.

2.38         Passive Foreign Investment Company Status. Based on the Company’s most current estimates of its gross income and gross assets and the nature of the Company’s business, the Company was not a Passive Foreign Investment Company within the meaning of Section 1297 of the Code (a “PFIC”) for the taxable year ended December 31, 2017 and does not expect that it will become a PFIC for the taxable year ending December 31, 2018.

2.39         eXtensible Business Reporting Language. The Company is not required to include or incorporate by reference interactive data in eXtensible Business Reporting Language in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any of its filings with the Commission.

2.40         Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) under the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) under the Securities Act.

2.41         Testing-the-Waters Communications. The Company has not (i) engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act or (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

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2.42         Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.43         Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) under the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act Regulations) is required in connection with the Offering.

2.44         Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the ADSs or Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.45         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A under the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

2A.          Representations and Warranties of the Company Relating to German Legal Matters. The Company represents and warrants to the several Underwriters, as of the Applicable Time, as of the Closing Date and as of any Option Closing Date, if any, as follows:

2A.1        Subject to conducting the Offering as provided for in the Section titled “Underwriting” in the Preliminary Prospectus, the Company is not required to publish a prospectus in Germany under the German laws with respect to the offer and sale of the Public Securities, other than the prospectus that the Company will publish in connection with the German preemptive rights offering as described in the Registration Statement and Prospectus.

2A.2       The Company is not in material violation of any condition or requirement stipulated by any instruments of approval, granted to it by the European Union with respect to any research and development grants or benefits given to the Company by the European Union. The Company has not received any written notice denying, revoking or modifying any “approved enterprise” or “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations or with respect to any grants or benefits from the European Union (including, in all such cases, notice of proceedings or investigations related thereto). All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “privileged enterprise status” and “preferred enterprise” status and to grants and benefits from the European Union was true, correct and complete in all material respects when supplied to the appropriate authorities.

2A.3       There are no proceedings that have been instituted in Germany for the dissolution of the Company or any Subsidiary.

2A.4        Assuming that the Underwriters do not maintain a permanent establishment in Germany, are not otherwise subject to taxation in Germany, or are exempt therefrom, the issuance, delivery and sale to the Underwriters of the ADSs to be sold by the Company hereunder are not subject to any tax imposed by Germany or any political subdivision thereof.

2A.5        Without limiting the generality of the foregoing, the Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in Germany.

2A.6        Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Germany.

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2A.7        The Company has duly designated Biofrontera, Inc. as its authorized agent to receive service of process as set forth in Section 9.6 below.

2A.8        No stamp duty or similar tax or duty is payable under applicable laws or regulations in Germany in connection with the creation, issuance or delivery of the ADSs.

2A.9        Subject to the conditions, exceptions and qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by a German court.

2A.10      For a period of twelve (12) months prior to and including the date of the Closing Date, the Company has not offered or sold any of its securities in Germany, except as set forth in the Registration Statement, the Pricing Disclosure Package and Prospectus, and except for the issuance of warrant bonds, options or similar securities exercisable under the Company’s equity incentive plans into ADSs or Ordinary Shares, which are exempt from prospectus requirements under the German securities laws.

3.            Covenants of the Company. The Company covenants and agrees as follows:

3.1          Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing; provided, the Representative shall deliver written notice of such objection no later than two Business Days after delivery of same.

3.2          Federal Securities Laws.

3.2.1             Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A under the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments thereon from the Commission; (iii)  of any written request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening in writing of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) under the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A under the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) under the Securities Act Regulations, in the manner and within the time period required by Rule 424(b), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued use its commercially reasonable efforts, to obtain the lifting thereof at the earliest possible moment.

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3.2.2             Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 under the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to: (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser; or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements under the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object; provided such objection is delivered in writing to the Company within 2 Business Days of receipt thereof. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably and promptly object.

3.3           Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its commercially reasonable efforts to maintain the registration of the ADSs under the Exchange Act. For a period of twelve (12) months after the date of this Agreement, the Company shall not deregister the ADSs under the Exchange Act without the prior written consent of the Representative not to be unreasonably withheld, conditioned or delayed.

3.4           Free Writing Prospectus. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.5           Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

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3.6           Delivery to the Underwriters of Registration Statement. The Company has delivered or made available or shall deliver or make available to the Representative and Representative Counsel, without charge, a signed copy (original or image) of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies (originals or images) of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.7           Effectiveness and Events Requiring Notice to the Representative. The Company shall use its commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.7 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make commercially reasonable efforts to obtain promptly the lifting of such order.

3.8           Listing. The Company shall use its commercially reasonable efforts to list, subject to notices of issuance, ADSs on the NasdaqCM for at least three years from the date of this Agreement.

3.9           Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be The Ruth Group, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders.

3.10         Reports to the Representative.

3.10.1           Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.10.1.

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3.11         Payment of Expenses.

3.11.1           General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date (in each case, if then due), all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Option ADSs) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities and ADSs on the NasdaqCM; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees), which will be the Representative’s counsel’s fees and expenses fixed at $25,000 payable to such counsel at Closing Date; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) transfer and/or stamp taxes, if any, payable upon the transfer of ADSs from the Company to the Underwriters; and (g) up to $100,000 for the Representative’s “road show” expenses, legal expenses and additional diligence expenses not covered by this Section. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to reimburse the Representative or the Underwriters legal, due diligence and “road show” expenses in excess of $125,000. Payment for the expenses set forth herein to be paid by the Company to the Underwriters shall be made on the Closing Date or Option Closing Date, as applicable, by wire transfer in Federal (same day) funds, payable to the order of the Representative, provided the Representative has previously delivered to the Company an adequate accounting of such expenses.

3.11.2           Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.11.1, on the Closing Date it shall pay to the Representative, by wire transfer in Federal (same day) funds, payable to the order of the Representative, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Firm ADSs (excluding the Option ADSs).

3.12         Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.13         Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) under the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.14         Stabilization. The Company will not take (without the consent of the Representative), directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company whether to facilitate the sale or resale of the Public Securities or otherwise, and the Company shall, and shall cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M under the Exchange Act. In addition, except as described in the Registration Statement, the Company will not engage in any form of solicitation, advertising or any other action which constitutes an offer to the public under the German securities laws in connection with the transactions contemplated hereby.

3.15         Intentionally deleted.

3.16         FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

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3.17        Company Lock-Up Agreements.

3.17.1           Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company, or ADSs or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or ADSs; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company, or ADSs, or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or ADSs; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company or ADSs, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities (including ADSs), in cash or otherwise.

3.17.2           The restrictions contained in Section 3.17.1 shall not apply to (i) the Public Securities to be sold hereunder, (ii) the issuance by the Company of ADSs or Ordinary Shares or other securities of the Company upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, (iii) the issuance by the Company of options or shares of capital stock of the Company or ADSs under any equity compensation plan of the Company, (iv) the issuance of rights or Ordinary Shares pursuant to the Company’s German preemptive rights offering described in the Registration Statement, Prospectus and Pricing Disclosure Package or (v) any Ordinary Shares or other securities of the Company issued by the offered or sold by the Company solely in connection with any capital increase that may be undertaken in connection with settlement of the Over-Allotment Option.

3.18         Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement described in Section 2.25 hereof for the Chief Executive Officer and the Representative provides the Company with written notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.19         Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.20         Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning under the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

4.             Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the ADSs, as provided herein, shall be subject to (i) the continuing accuracy in all material respects of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the certificates of officers of the Company made pursuant to the provisions hereof; (iii) the performance in all material respects by the Company of its obligations hereunder; and (iv) the following conditions:

4.1           Regulatory Matters.

4.1.1             Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement and the ADS Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company shall have complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

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4.1.2             FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3             Listing.  On or before the date of this Agreement, NasdaqCM shall have approved the Firm ADSs and the Option ADSs for listing, subject only to official notice of issuance.

4.2           Company Counsel Matters.

4.2.1           Opinion of U.S. Counsel for the Company. McGuireWoods LLP (U.S. counsel to the Company) shall have furnished to the Representative (i) such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), and (ii) a written statement providing certain “10b-5” negative assurances, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), each in a form reasonably satisfactory to the Representative and Representative Counsel, as attached here to as Exhibits E-1 and E-2, respectively.

4.2.2            Opinion of German Counsel for the Company. LLR Legerlotz Laschet Rechtsanwälte, German counsel to the Company, shall have furnished to the Representative (i) such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) in a form reasonably satisfactory to the Representative and Representative Counsel, as attached here to as Exhibit F.

4.2.3            Opinion of Depositary Counsel. The Underwriters shall have received an opinion, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), reasonably satisfactory in form and substance to the Representative and Representative Counsel of Emmet, Marvin & Martin, LLP, counsel for the Depositary, addressed to the addressed to the several Underwriters, in a form reasonably satisfactory to the Representative and Representative Counsel, as attached here to as Exhibits G.

4.3          Comfort Letters.

4.3.1            Cold Comfort Letter. At the time this Agreement is executed the Representative shall have received a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory to the Representative and to the Auditor, dated as of the date of this Agreement.

4.3.2            Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

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4.4          Officers’ Certificates.

4.4.1            Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the date of this Agreement and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, and was not so disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would have a Material Adverse Effect, except as set forth in the Prospectus.

4.4.2            Chief Financial Officer's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated the Closing Date or (if different) any Option Closing Date, as the case may be, respectively, certifying: (i) that the Charter is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s management board relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Effect or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened in writing against the Company before or by any Governmental Entity wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, (with respect to the Pricing Disclosure Package and the Prospectus, in light of the circumstances under which they were made), not misleading.

4.6           Deposit Agreement. The Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

4.7           Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate reasonably satisfactory to the Representative of one of its authorized officers evidencing the deposit with the custodian of the Ordinary Shares against issuance of the ADSs, the execution, issuance, counter signature (if applicable) and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

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4.8           Delivery of Lock-Up Agreements. On the date of this Agreement, the Company shall have delivered to the Representative executed copies of this Agreement and the Lock-Up Agreement from the person listed in Schedule 3 hereto.

4.9           Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and certificates as they may reasonably request.

5.            Indemnification.

5.1           Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each person controlling such Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of each Underwriter, its affiliates and each such controlling person (each Underwriter, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all reasonable, documented, out-of-pocket fees and expenses (including the reasonable, documented, out-of-pocket fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NasdaqCM; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information; provided, however, that the Company shall not be required to indemnify and hold harmless any Indemnified Person with respect to any Liabilities or expenses incurred by such Indemnified Person that are judicially determined to have resulted from the fraud, gross negligence, willful misconduct or bad faith of such Indemnified Person or the breach of this Agreement or any obligations of confidentiality owed to the Company by such Indemnified Person. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement.

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(b)          Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 5 or otherwise to such Indemnified Person, except to the extent the Company is materially prejudiced as a result of such failure. An Indemnified Person shall have the right to require that the Company assume the defense of any such action (including the employment of counsel designated by the Company and reasonably satisfactory to the Representative). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to the Representative for the benefit of the Underwriters and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual conflict of interest that prevents the counsel engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing all Indemnified Persons who are parties to such action), which counsel (together with any local counsel) for the Indemnified Persons shall be selected by the Representative, provided, that, if indemnity is sought pursuant to Section 5(g), then, in addition to the fees and expenses of such counsel for the Indemnified Person, the Company shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other Indemnified Persons for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the QIU, there may exist a conflict of interest between the QIU and the other Indemnified Persons. Any such separate counsel for the QIU and such control persons of the QIU shall be designated in writing by the QIU. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of each Indemnified Person (which shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of that Indemnified Person, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefor).

(c)          Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, the members of its management board or supervisory board, its officers who signed the Registration Statement, and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5(b). The Company agrees promptly to notify the Representative of actual notice of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; provided that failure by the Company so to notify the Representative shall not relieve any Underwriter from any obligation or liability which such Underwriter may have on account of this Section 5 or otherwise to the Company, except to the extent such Underwriter is materially prejudiced as a result of such failure.

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(d)          Contribution. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5(a) or 5(c) in respect of any Liabilities and Expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Liabilities and Expenses, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds actually received by the Company from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions actually received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of such fraudulent misrepresentation.

(e)           Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted from such Indemnified Person’s fraud, bad faith, gross negligence or willful misconduct in connection with any such advice, actions, inactions or services or such Indemnified Person’s breach of this Agreement or any obligations of confidentiality owed to the Company.

(f)          Survival & Third-Party Beneficiaries. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 5 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement. Each Indemnified Person is an intended third-party beneficiary of this Section 5, and has the right to enforce the provisions of Section 5 as if he/she/it was a party to this Agreement.

(g)           QIU. In addition to and without limitation of the Company’s obligation to indemnify Dawson as an Underwriter, the Company also agrees to indemnify and hold harmless the QIU, and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and its officers, directors, employees and selling agents, from and against any losses, claims, damages or liabilities, as incurred, as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering contemplated by this Agreement; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the gross negligence or willful misconduct of the QIU.

6.            Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm ADSs or Option ADSs. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm ADSs or the Option ADSs, if the Over-allotment Option is exercised hereunder, and if the number of the Firm ADSs or Option ADSs with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm ADSs or Option ADSs that all Underwriters have agreed to purchase hereunder, then such Firm ADSs or Option ADSs to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

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6.2           Default Exceeding 10% of Firm ADSs or Option ADSs. In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm ADSs or Option ADSs, the Representative may in its discretion arrange for itself or for another party or parties to purchase such Firm ADSs or Option ADSs to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm ADSs or Option ADSs, the Representative does not arrange for the purchase of such Firm ADSs or Option ADSs, then the Company shall be entitled to a further period of [one (1)] Business Day within which to procure another party or parties to purchase said Firm ADSs or Option ADSs on such terms. In the event that neither the Representative nor the Company arranges for the purchase of the Firm ADSs or Option ADSs to which a default relates as provided in this Section 6, this Agreement will be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.11 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option ADSs, this Agreement will not terminate as to the Firm ADSs; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date. In the event that the Firm ADSs or Option ADSs to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding [five (5)] Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the reasonable opinion of Representative Counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such ADSs.

7.             Additional Covenants.

7.1           Board Composition and Board Designations. The Company shall ensure that so long as its ADSs are listed: (i) the qualifications of the persons serving as members of the Company’s supervisory board and the overall composition of the supervisory board comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of NasdaqCM, FSE or any other national securities exchange on which the ADSs are traded, as the case may be, in the event the Company seeks to have its ADSs listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of Nasdaq Stock Market LLC.

7.2           Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business and releases required by the applicable rules of the NasdaqCM and FSE.

7.3           Tail Financing; Fees. The Representative shall be entitled to compensation equal to (a) 8% of the public offering price plus (b) a non-accountable expense allowance of 1% of the public offering price (excluding any amounts from the sale of over-allotment securities) with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is provided to the Company by any US-based investors to whom the Representative had introduced the Company during the period from March 22, 2017 to March 22, 2018 (or such earlier date on which that certain Engagement Letter, dated March 22, 2017, between the Company and the Representative (the “Engagement Agreement”) has been terminated pursuant to the terms thereof) (such period, the “Engagement Period”) as well as any US-based investors that participate in the Offering, if such Tail Financing is consummated at any time during the Engagement Period or within the 6-month period following the earliest to occur of (x) the end of the Engagement Period and (y) the Closing Date.

7.4           Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Public Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended.

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8.            Effective Date of this Agreement and Termination Thereof.

8.1           Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2           Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the ADSs to and by the Underwriters hereunder.

8.3           Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, general securities markets in the United States or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the ADSs or enforce contracts for the sale of the ADSs; or (ii) if trading in the Company’s Ordinary Shares shall have been suspended by the FSE or if trading on FSE shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by order of the FSE or any other Government Entity having jurisdiction, except as set forth below; (iii) if trading in the Company’s ADSs shall have been suspended by the Commission or the NasdaqCM or if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by any United States national securities exchange or national securities association or by order of the Commission or any other Government Entity having jurisdiction; or (iv) if Germany or United States shall have become involved in a new war or an increase in major hostilities; or (v) if a general banking moratorium shall have been declared by a New York State or federal authority or by German authorities; or (vi) if a moratorium on foreign exchange trading shall have been declared which materially adversely impacts the German or United States securities markets; or (vii) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, make it inadvisable to proceed with the delivery of the Public Securities; or (viii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (ix) if the Representative shall have become aware after the date hereof of such a Material Adverse Change in the condition of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the ADSs or to enforce contracts made by the Underwriters for the sale of the ADSs.

8.4          Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Representative Counsel) up to $125,000; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Solely for the purposes of this Section 8.4, upon payment to the Underwriters of such actual and accountable out-of-pocket expenses in the circumstances contemplated by this Section 8.4, this Agreement shall terminate except with respect to the indemnification and contribution provisions which shall survive termination. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

8.5           Survival of Indemnification, Advancement, Hold Harmless & Contribution Provisions. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

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9.            Miscellaneous.

9.1           Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

The Benchmark Company, LLC

150 East 58th St, 17th Floor

New York, NY 10155

Attn: Mr. John J. Borer III, Senior Managing Director, Head of Investment Banking

with a copy (which shall not constitute notice) to:

Schiff Hardin LLP

901 K Street, NW, Suite 700

Washington DC, 20001

Attn: Ralph V. De Martino, Esq.

Fax No.:  (202) 778-6460

If to the Company:

Biofrontera AG
Hemmelrather Weg 201

D-51377 Leverkusen Germany
Attention: Thomas Schaffer, Chief Financial Officer

Fax No.: +49 (214) 87632 90

with a copy (which shall not constitute notice) to:

McGuireWoods LLP

1345 Avenue of the Americas

Seventh Floor

New York, NY 10105-0106

Attention: Seth T. Goldsamt, Esq.

Fax No.: +1-212-715-6267

9.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3           Amendments. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4           Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5           Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

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9.6           Agent for Service, Submission to Jurisdiction; Trial by Jury; waiver of Immunities.

9.6.1.        By the execution and delivery of this Agreement, the Company hereby irrevocably designates and appoints Biofrontera Inc., located at 201 Edgewater Dr., Wakefield, MA 01880 as its authorized agent upon whom process may be served in any suit, proceeding or other action against it instituted by any Underwriter or by any person controlling an Underwriter as to which such Underwriter or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in the New York Supreme Court, County of New York and the United States District Court for the Southern District of New York, arising out of the Offering made by the Prospectus, the Registration Statement or any purchase or sale of ADSs in connection therewith. The Company expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Representative shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Representative. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the ADSs or this Agreement or otherwise relating to the Offering, issuance and sale of the ADSs in any Federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the ADSs or this Agreement rendered by any such Federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters or any person controlling an Underwriter to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters or any person controlling an Underwriter to bring any action or proceeding against the Company or any of its properties in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect. The Company hereby agrees with the Underwriters to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any action or proceeding arising from the sale of the ADSs or this Agreement brought by the Company, the Underwriters or any person controlling an Underwriter. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.6.2         The Company agrees that in any suit (whether in a court in the United States, Germany or elsewhere) seeking enforcement of this Agreement or provisions of this Agreement (i) if the plaintiffs therein seek a judgment in either United States dollars or Euro, subject to Euro currency control regulations, the Company will not interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of Germany, and (ii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in Euros linked, for the period from entry of such judgment until actual payment thereof in full has been made, to either or both of the consumer price index of Germany or changes in the Euro-United States dollar exchange rate, the Company will not interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of Germany. The Company agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Germany or in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Underwriters, or any person controlling an Underwriter in respect of this Agreement or any of the Underwriters’ rights under this Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, in each case as set forth herein.

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9.6.3        The Company agrees that if any payment of any sum due under this Agreement from the Company is made to or received by the Underwriters or any controlling person of any Underwriter in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company under this Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Underwriters or such controlling persons, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Underwriters or such controlling persons are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company to the Underwriters or such controlling persons, the obligations of the Company shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement.

9.7           Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8           Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.9           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

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9.10         Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the ADSs set forth in this Agreement were established by the Company following discussions and arms’-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that each Underwriter and its affiliates constitute full service securities firms, engaging in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending, that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) in the course of their businesses, the Underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products relating to, the Company, any prospective investor and other participants in the Offering; (e) at any given time each Underwriter and/or any of its affiliates may have been and/or be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the Offering; (f) consistent with applicable legal and regulatory requirements, each Underwriter has adopted policies and procedures to establish and maintain the independence of such Underwriter’s research departments and personnel and, as a result, each Underwriter’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, prospective investors, the Offering and other participants in the Offering that differ from the views of such Underwriter’s investment banking personnel; and (g) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company. In addition, nothing in this Agreement shall be construed to limit, subject to applicable law, the ability of the Underwriters or their affiliates to (i) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (ii) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space

Very truly yours,

BIOFRONTERA AG

By:
Name: Hermann Lübbert Title: Chief Executive Officer

BIOFRONTERA AG

By:
Name: Thomas Schaffer Title: Chief Financial Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

THE BENCHMARK COMPANY, LLC

By:

Name:
Title:

On behalf of each of the Underwriters

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SCHEDULE 1

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SCHEDULE 2-A

Pricing Information

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SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

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SCHEDULE 3

List of Lock-Up Parties

Hermann Lübbert

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EXHIBIT A

Form of Lock-Up Agreement

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Lock-Up Agreement

[_], 2018

The Benchmark Company

150 East 58th St, 17th Floor

New York, NY 10155

Ladies and Gentlemen:

The undersigned understands that The Benchmark Company (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Biofrontera AG, a German stock corporation (the “Company”), providing for the initial public offering in the United States (the “Public Offering”) of a certain number of American Depositary Shares of the Company (the “ADS”), each representing two ordinary shares, nominal value €1.00 per share, of the Company (the “Shares”, together with the ADS, the “Securities”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities, any securities convertible into or exercisable or exchangeable for Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

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Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options or (f) transfers or distributions pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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The undersigned understands that, if the Underwriting Agreement is not executed by [•], 2017, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

[SIGNATURE PAGE TO FOLLOW]

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Very truly yours,

Hermann Lübbert

(Signature)

Address:

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EXHIBIT B

Press Release Waiver Lock-Up

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EXHIBIT C

Representative Certificate

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EXHIBIT D

ADS Share Loan Agreement

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EXHIBIT E

Opinion of U.S. Counsel for the Company

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EXHIBIT F

Opinion of German Counsel for the Company

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EXHIBIT G

Opinion of Depositary Counsel

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